CERTIFICATE OF FORMATION
                                       OF
                      INTERACTIVE VOICE MEDIA COLORADO LLC

      (Under Section 18-201 of the Delaware Limited Liability Company Act)



     1. The name of the limited liability company is: INTERACTIVE VOICE MEDIA COLORADO LLC.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of INTERACTIVE VOICE MEDIA COLORADO LLC this 24th day of September, 1998.


                                             /s/ Candace Lynn Bell
                                            ------------------------------------
                                            Candace Lynn Bell, Authorized Person

                              CERTIFICATE of MERGER
                                       of
                       INTERACTIVE VOICE MEDIA (CO) CORP.
                             a Colorado corporation;

                                      into

                      INTERACTIVE VOICE MEDIA COLORADO LLC,
                      a Delaware Limited Liability Company.
   (pursuant to Sections 18-209 of the Delaware Limited Liability Company Act)



     The undersigned does hereby certify as follows:


     1. The name and jurisdiction of formation or organization of the domestic limited liability company and the other business entity to the merger is as follows:

--------------------------------------------------------------------------------
Name                                     Form of Entity          Jurisdiction of
                                                                 Formation or
                                                                 Organization
--------------------------------------------------------------------------------
 Interactive Voice Media (CO) Corp.         corporation          Colorado
-------------------------------------------------------------------------------
 Interactive Voice Media Colorado LLC    limited liability       Delaware
                                              company
-------------------------------------------------------------------------------

     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by the domestic limited liability company and the other business entity in accordance with Section 18-209(c)(2) of the Delaware Limited Liability Company Act.

     3. The name of the surviving domestic limited liability company is Interactive Voice Media Colorado LLC (the "Surviving Entity").

     4. The effective date of the merger shall be September 30, 1998 at 5:00pm Eastern Standard Time.

     5. The executed agreement of merger is on file at the principal place of business of the Surviving Entity and the address of the principal place of business of the Surviving Entity is Dominion Plaza South Tower, 600 17th Street. Suite 1720, Denver, Colorado 80202.

     6. A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any Shareholder of Interactive Voice Media (CO) Corp. or any member of the Surviving Entity.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate of Merger this 25th day of September, 1998.

                                       Interactive Voice Media Colorado LLC,
                                       a Delaware Limited Liability Company
 (Limited Liability Company Seal)

                                       By:  /s/ Nicholas Paine
                                            ------------------------------------
                                            Nicholas Paine, Chief Executive
                                            Officer and Manager



Attest:

/s/ Ron Duke
----------------------------
Ron Duke, Secretary